


                              `                         CORECARE BEHAVIORAL HEALTH MANAGEMENT, INC.

                                                               SUMMARY PLAN OF REORGANIZATION




                                    Total           Cash Payments Pursuant to Plan                             Post Petition
                                              ---------------------------------------      Net Creditor               --------------
                                    Claim     Line of Credit    Tobacco        Total         Funding        Balances     Term   Rate
                                    -----     --------------    -------        -----         -------        --------    ------  ----
Secured Claims
  W.R. Hough                       $14,025,000           $ -           $ -            $ -   $ 14,025,000     14,025,000    30    11%
  GE Capital                                 -             -             -              -              -              -    NA    NA
  Proposed New AR Lender             1,250,000             -             -              -      1,250,000      1,250,000    2     11%
  Capital Leases                        75,000             -             -              -         75,000         75,000    5     10%
                                ----------------------------------------------------------------------------------------

TOTAL SECURED                       15,350,000             -             -              -     15,350,000     15,350,000

Priority Claims
  Administrative Claims                586,704             -       350,000        350,000        236,704        236,704     -    -
  Internal Revenue Service           3,364,521       900,000       425,000      1,325,000      2,039,521      2,039,521     6     6%
  Commonwealth of PA                   677,207             -        75,000         75,000        602,207        602,207     6     7%
  Commonwealth of PA (AC)              140,000        50,000             -         50,000         90,000         90,000     6     7%
  Department of L & I                  165,956             -        50,000         50,000        115,956        115,956     4     6%
  City of Philadelphia               3,019,633             -             -              -      3,019,633      3,019,633    10     7%
                                ----------------------------------------------------------------------------------------

TOTAL PRIORITY                       7,954,021       950,000       900,000      1,850,000      6,104,021      6,104,021

Unsecured Claims
  Due to Medicare                      256,302             -             -              -        256,302        256,302     1    14%
  All other unsecured creditors      5,000,000             -             -              -      5,000,000      5,000,000    10     6%
                                -------------------------------------------------------------------------  -------------

TOTAL UNSECURED                      5,256,302             -             -              -      5,256,302      5,256,302

                                -------------------------------------------------------------------------  -------------
GRAND TOTAL                        $28,560,323     $ 950,000     $ 900,000    $ 1,850,000   $ 26,710,323    $26,710,323
                                =========================================================================  =============



                                                     Annual Debt Service
                        ---------------------------------------------------------------------------------
                                           2004                                     2005
                        ---------------------------------------------------------------------------------
                          Interest      Principal       Total       Interest     Principal      Total
                          --------      ---------       -----       --------     ---------      -----
Secured Claims
 W.R. Hough             (1,553,694)     (61,797)    (1,615,490)    (1,544,410)   (118,921)   (1,663,331)
 GE Capital                       -           -              -              -           -             -
 Proposed New AR Lender    (99,576)    (390,000)      (489,576)       (87,135)   (800,000)     (887,135)
 Capital Leases             (7,500)     (12,285)       (19,785)        (6,272)    (13,513)      (19,785)
                        ---------------------------------------  ---------------------------------------

TOTAL SECURED           (1,660,770)    (464,081)    (2,124,851)    (1,637,816)   (932,434)   (2,570,250)

Priority Claims
 Administrative Claims           -     (100,000)      (100,000)             -     (86,704)      (86,704)
 Internal Revenue Service (101,174)    (441,742)      (542,916)       (94,548)   (279,542)     (374,090)
 Commonwealth of PA        (38,642)     (77,171)      (115,812)       (36,261)    (90,079)     (126,340)
 Commonwealth of PA (AC)   (66,667)      (2,567)       (69,233)       (13,333)       (200)      (13,533)
 Department of L & I             -      (53,488)       (53,488)             -      (4,863)       (4,863)
 City of Philadelphia     (134,750)    (139,327)      (274,077)      (136,361)   (162,632)     (298,993)
                        ---------------------------------------  ---------------------------------------

TOTAL PRIORITY            (341,232)    (814,293)    (1,155,525)      (280,503)   (537,316)     (817,819)

Unsecured Claims
  Due to Medicare          (35,242)    (256,302)      (291,544)             -           -             -
  All other unsecured
   creditors              (197,643)    (135,693)      (333,336)      (310,315)   (238,756)     (549,071)
                        ---------------------------------------  ---------------------------------------

TOTAL UNSECURED           (232,885)    (391,995)      (624,880)      (310,315)   (238,756)     (549,071)

                        ---------------------------------------  ---------------------------------------
GRAND TOTAL            $(2,234,887) $(1,670,370)  $ (3,905,256)  $ (2,228,635)$(1,708,505) $ (3,937,140)
                        =======================================  =======================================



                                   Annual Debt Service
                        -----------------------------------------
                                             2006
                        -----------------------------------------
                            Interest     Principal       Total
                            --------     ---------       -----
Secured Claims
 W.R. Hough                (1,526,076)     (176,456)   (1,702,532)
 GE Capital                         -             -             -
 Proposed New AR Lender        (3,746)     (235,000)     (238,746)
 Capital Leases                (4,920)      (14,865)      (19,785)
                         ------------- -------------- ------------

TOTAL SECURED              (1,534,743)     (426,320)   (1,961,063)

Priority Claims
 Administrative Claims              -             -             -
 Internal Revenue Servic      (77,776)     (296,314)     (374,090)
 Commonwealth of PA           (29,956)      (96,385)     (126,340)
 Commonwealth of PA (AC)            -             -             -
 Department of L & I           (3,811)      (29,807)      (33,617)
 City of Philadelphia        (124,976)     (174,017)     (298,993)
                         ------------- -------------- ------------

TOTAL PRIORITY               (236,518)     (596,522)     (833,040)

Unsecured Claims
  Due to Medicare                   -             -             -
  All other unsecured
   creditors                 (269,308)     (397,812)     (667,120)
                         ------------- -------------- ------------

TOTAL UNSECURED              (269,308)     (397,812)     (667,120)

                         ------------- -------------- ------------
GRAND TOTAL             $ (2,040,569)  $(1,420,654)   $(3,461,223)
                         ============= ============== ============


